UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 17, 2017 (January 10, 2017)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrants’ telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Fourth Amendment to Credit Agreement

On January 10, 2017, Dynegy Inc. (the “Company”), the guarantors party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”), as administrative agent, entered into an amendment (the “Fourth Amendment”) to the Company’s existing Credit Agreement, dated as of April 23, 2013 (as amended or supplemented, the “Existing Credit Agreement”).

The Fourth Amendment provides that, among other things, (1)  the Initial Revolving Loan Maturity Date (as defined in the Existing Credit Agreement), with respect to certain of the Initial Revolving Loan Commitments (as defined in the Existing Credit Agreement), will be extended from April 23, 2018 to April 23, 2021 (the “Extended Maturity Date” and such extended Initial Revolving Loan Commitments, the “Extended Revolving Loan Commitments”), (2) the tranche of Extended Revolving Loan Commitments will increase in an aggregate principal amount of $45.0 million and (3) the Initial Letter of Credit Commitments (as defined in the Existing Credit Agreement) of lenders agreeing to extend their Initial Revolving Loan Commitments (as described in preceding clause (1)) shall be extended to the date that is five Business Days (as defined in the Existing Credit Agreement) prior to the Extended Maturity Date. The effectiveness of the Fourth Amendment is subject to certain customary conditions and that the Third Amendment to the Existing Credit Agreement, dated as of June 27, 2016 (the “Third Amendment”), among the Company, the guarantors party thereto, the lenders party thereto and Credit Suisse, shall have either become effective or been terminated in accordance with its terms.

The foregoing summary highlights information contained in the Fourth Amendment. It does not contain all the information that may be important to you and is qualified in its entirety by reference to the terms of the Credit Agreement, the Third Amendment and the Fourth Amendment attached hereto as Exhibits 10.1 through 10.3 and incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information included in Item 1.01 above with respect to the Fourth Amendment is incorporated by reference into this Item 2.03.

Item 7.01     Regulation FD Disclosure.

On January 17, 2017, the Company issued a press release announcing that it will reprice and upsize its Tranche C Term Loan. The upsize will be used to refinance both the Tranche C Term Loans and Tranche B-2 Term Loans (each as defined in the Existing Credit Agreement) and also extend the maturity of the Tranche B-2 Term Loans. The repricing and upsize are in connection with the previously announced acquisition of ownership interests in certain North American power generation assets from International Power, S.A., an indirect subsidiary of ENGIE S.A. and will close substantially concurrently with, or promptly after, the closing of the acquisition. A copy of the press release is furnished with this Current Report as Exhibit 99.1 hereto and the press release is incorporated herein by reference in its entirety.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the press release furnished as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01      Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Document

10.1

Credit Agreement, dated as of April 23, 2013, among Dynegy Inc., as borrower and the guarantors, lenders and other parties thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on April 24, 2013 File No. 001-33443).

10.2

Third Amendment to the Credit Agreement, dated June 27, 2016, among Dynegy Inc., as borrower and the guarantors, lenders and other parties thereto (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Dynegy Inc. filed on June 28, 2016 File No. 001-33443).

10.3	Fourth Amendment to the Credit Agreement, dated January 10, 2017, among Dynegy Inc., as borrower and the guarantors, lenders and other parties thereto.

99.1	Press Release dated January 17, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2017	DYNEGY INC.
(Registrant)

	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1

Credit Agreement, dated as of April 23, 2013, among Dynegy Inc., as borrower and the guarantors, lenders and other parties thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on April 24, 2013 File No. 001-33443).

10.2

Third Amendment to the Credit Agreement, dated June 27, 2016, among Dynegy Inc., as borrower and the guarantors, lenders and other parties thereto (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Dynegy Inc. filed on June 28, 2016 File No. 001-33443).

10.3	Fourth Amendment to the Credit Agreement, dated January 10, 2017, among Dynegy Inc., as borrower and the guarantors, lenders and other parties thereto.

99.1	Press Release dated January 17, 2017.